BRANDEN T. BURNINGHAM
                               ATTORNEY AT LAW
                       455 EAST 500 SOUTH, SUITE 205
                         SALT LAKE CITY, UTAH 84111

ADMITTED IN UTAH AND CALIFORNIA                      TELEPHONE: (801) 363-7411
                                                     FACSIMILE: (801) 355-7126

January 26, 2005


Han Logistics, Inc.
5925 Starcrest Avenue
Reno, Nevada 89523


Re: Opinion letter dated January 26, 2005, regarding shares of common stock of Han Logistics, Inc., a Nevada corporation (the "Company")


Ladies and Gentlemen:

     I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2, Amendment No. 5, as having rendered the above-referenced opinion and as having represented the Company in connection with such amended Registration Statement.

                                       Sincerely yours,

                                       /s/ Branden T. Burningham

                                       Branden T. Burningham